Exhibit 99.2

DARLING INTERNATIONAL ANNOUNCES
FOURTH QUARTER AND YEAR-END 2009
EARNINGS CONFERENCE CALL AND WEBCAST

    March 1, 2010 – IRVING, TEXAS –  Darling International Inc. (NYSE: DAR) will hold a conference call and webcast on Thursday, March 4, 2010 to discuss the Company’s fourth quarter and year-end 2009 financial results.  The teleconference will begin at 10:00 a.m. Eastern Time and will be hosted by Mr. Randall Stuewe, CEO and Chairman of the Board, and Mr. John Muse, Executive Vice President of Finance and Administration.  The related press release will be issued after the market closes on March 3, 2010.

To participate in the teleconference, please dial 800-860-2442 a few minutes before the scheduled start time. International callers are invited to call 412-858-4600.  Please refer to confirmation code 438355.  A replay of the call will be available one hour after the completion of the call through March 12, 2010 at 9:00 a.m. Eastern Time.  To access the replay, please dial 877-344-7529, or if you are calling internationally, dial 412-317-0088. Please refer to confirmation code 438355.  The live webcast and archived replay also can be accessed on the Company’s web site at http://www.darlingii.com/investors.aspx.

Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats, meat and bone meal, and hides. These products are primarily sold to agricultural, leather, oleo-chemical and bio-diesel manufacturers around the world.  In addition, the Company provides grease trap collection services and sells equipment to restaurants. For additional information, visit the company’s Web site at www.darlingii.com.

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CONTACT:

John O. Muse - Executive Vice President, Finance and Administration
or
Brad Phillips - Treasurer
972-717-0300